EXHIBIT 21


                                       SUBSIDIARIES
                                            OF
                                     PARACELSIAN, INC.




        Name                    State of Incorporation          % Owned
        ----                    ----------------------          -------

        PARA Acquisition Corp.       Delaware                     100 %

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